Exhibit 23(a)
ALLETE 2010 Form 10-K

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-166515, 333-170289) and Form S-8 (Nos. 333-16445, 333-91348, 333-105225, 333-162890) of ALLETE, Inc. of our report dated February 16, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 16, 2011